Exhibit 99.1

       BJ's Restaurants, Inc. Reports Strong Financial Results for the Third Quarter of Fiscal 2006


    HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--Oct. 26, 2006--BJ's Restaurants, Inc. (NASDAQ:BJRI) today reported revenues and net income for the third quarter of fiscal 2006 ended October 3, 2006.

    Highlights for the 13 weeks ended October 3, 2006, compared to the 13 weeks ended October 4, 2005, were as follows:

    --  Revenues increased approximately 30% to $61.8 million

    --  Comparable restaurant sales increased 5.3%

    --  Net income of approximately $2.4 million

    --  Diluted net income per share of $0.10

    During the first quarter of fiscal 2006, the Company adopted SFAS No. 123 (Revised), "Share-Based Payment." SFAS No. 123R requires the fair value measurement of all stock-based payments to employees, including grants of stock options, and recognition of those expenses in the Company's results of operations. The results for fiscal 2005 do not include the impact of SFAS 123R. If the impact of SFAS 123R was included on a pro-forma (non-GAAP) basis in the prior year's third quarter, net income and diluted net income per share for the third quarter of fiscal 2006 would have increased approximately 17% and 25% respectively. Reconciliations between GAAP and non-GAAP results are included in the accompanying financial data.

    "BJ's leadership team was very pleased with our strong performance during the third quarter," commented Jerry Deitchle, President and CEO. "Our comparable restaurant sales increased a strong 5.3% during the third quarter in spite of a very challenging sales and operating environment for casual dining restaurants in general and successfully rolled over a solid 5.5% increase achieved during the same quarter last year. BJ's has now achieved 40 consecutive quarters of positive comparable restaurant sales comparisons since our 1996 IPO, which is truly an impressive accomplishment. We believe our consistent strong sales growth during the past 10 years can be attributed to the unusually broad 'approachability' of the BJ's concept to all consumer demographics, coupled with our unwavering focus on delivering a higher quality dining experience at a price point that remains the same or lower than many of the 'mass market' casual dining restaurants with which we compete. We believe our favorable competitive positioning should continue to provide the 'oxygen' for BJ's future growth."

    During the third quarter, the Company opened two new restaurants (El Paso, TX and Temecula, CA) with initial sales volumes well in excess of expectations. Three new restaurants (Bakersfield, CA; Arlington, TX; and Aurora, CO) have already opened during the current fourth quarter, with two of those restaurants opening on the same day. The Company expects to open its 11th new restaurant during 2006 in Reno, NV prior to Thanksgiving. "We are very pleased to have accomplished our previously stated goal to open as many as 11 new restaurants during 2006," commented Deitchle.

    The Company continues to target capacity growth of 20% to 25% during fiscal 2007, measured in terms of total restaurant operating weeks. As many as 13 new restaurants are currently planned for 2007 openings. Nine signed leases or purchase agreements are already in hand for those potential openings (with four of those restaurants currently under construction). Another 15 signed letters of intent are already in hand for potential 2007/2008 openings. "We continue to be very pleased with the overall quality of our prospective restaurant sites, as well as the capabilities and depth of our restaurant construction and opening teams," said Deitchle. "We have solid confidence in our ability to execute our 2007 new restaurant opening plan."

    As previously noted in the Company's 2005 annual report and accompanying letter to shareholders, the Company is in the final stages of structuring a meaningful performance-based equity incentive plan, BJ's Gold Standard Stock Ownership Plan, for its restaurant general managers, executive kitchen managers and field supervision personnel. "The recruitment, retention and motivation of highly qualified restaurant management personnel remains absolutely critical to the successful execution of BJ's national restaurant expansion plan, as well as to help maintain and improve the talent necessary to provide consistent execution of our established high volume, operationally complex restaurants," commented Deitchle. The new equity incentive plan is currently expected to consist of awards of restricted stock units that will require five-year service and performance commitments. "This incentive plan will give us the ability to compete for the very best restaurant management talent available, and we are excited to offer it to our current restaurant management team as well," said Deitchle. The annualized non-cash pre-tax compensation expense associated with these awards is currently expected to average approximately $16,000 per restaurant on an ongoing basis. "We believe the modest cost of this plan will be recovered over time by improved operational execution and lower expenses related to restaurant manager turnover," commented Deitchle.

    Effective the fiscal third quarter of 2005, the Company changed its fiscal week-end from Sunday to Tuesday. This change was completed to facilitate operational efficiencies by transferring certain administrative tasks away from the weekends when its restaurants are busiest. Accordingly, the thirteen weeks ended October 3, 2006 contain 91 days as compared to 93 days for the thirteen weeks ended October 4, 2005. The two additional days of operations contributed $705,000 of additional revenues to the thirteen weeks ended October 4, 2005.

    Investor Conference Call and Webcast

    BJ's Restaurants, Inc. will conduct a conference call on its third quarter earnings release today, October 26, 2006, at 2:00 p.m.
(Pacific). The Company will provide an Internet simulcast, as well as a replay of the conference call. The link to the simulcast and rebroadcast can be found on the Company's website at http://www.bjsrestaurants.com. The rebroadcast will be available following the live broadcast and continue for 30 days.

    BJ's Restaurants, Inc. currently owns and operates 54 casual dining restaurants under the BJ's Restaurant and Brewery, BJ's Restaurant and Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates 11 microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (35), Texas (8), Arizona (4), Oregon (3), Colorado (3) and Nevada (1). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the web at http://www.bjsrestaurants.com.

    Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include disclosure regarding implementation of the Company's fiscal 2006 key initiatives, expectations as to restaurant openings and the effects on SFAS 123R on diluted net income per share for future periods. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases (v) food quality and health concerns, (vi) factors that impact California, where 35 of our current 54 restaurants are located, (vii) restaurant and brewery industry competition, (viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer trends, (x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs including food and energy, (xii) trademark and servicemark risks, (xiii) government regulations, (xiv) licensing costs (xv) beer and liquor regulations, (xvi) loss of key personnel,
(xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage, (xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) and numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

    Further information concerning the Company's results of operations for third quarter 2006 will be provided in the Company's Form 10-Q filing, to be filed with the Securities and Exchange Commission by no later than November 13, 2006.

    For further information, please contact Greg Levin of BJ's
Restaurants, Inc. (714) 848-3747 ext. 240.


                        BJ's Restaurants, Inc.
             Unaudited Consolidated Statements of Income
           (Dollars in thousands except for per share data)


                                           Thirteen Weeks Ended
                                     -------------------------------
                                       October 3,      October 4,
                                          2006            2005
                                     -------------------------------

Revenues                             $61,796  100.0% $47,578  100.0%
Costs and expenses:
Cost of sales                         16,043   26.0   12,057   25.3
Labor and benefits                    21,427   34.7   17,201   36.2
Occupancy and operating expenses      12,039   19.5    9,103   19.1
General and administrative             5,099    8.3    3,430    7.2
Depreciation and amortization          2,619    4.2    1,835    3.9
Restaurant opening expense             1,308    2.1      899    1.9
                                     -------------------------------
Total costs and expenses              58,535   94.8   44,525   93.6
                                     -------------------------------
  Income from operations               3,261    5.2    3,053    6.4

Other income:
Interest income, net                     321    0.5      369    0.8
Other income, net                          5      -        4      -
                                     -------------------------------
Total other income                       326    0.5      373    0.8
                                     -------------------------------
  Income before income taxes           3,587    5.7    3,426    7.2

Income tax expense                     1,215    2.0    1,117    2.3
                                     -------------------------------

Net income                            $2,372    3.7%  $2,309    4.9%
                                     ===============================

Net income per share:
Basic                                  $0.10           $0.10
                                     ========        ========

Diluted                                $0.10           $0.10
                                     ========        ========

Weighted average number of shares
 outstanding:
Basic                                 22,918          22,682
                                     ========        ========

Diluted                               23,693          24,001
                                     ========        ========


                                          Thirty-Nine Weeks Ended
                                    ----------------------------------
                                        October 3,       October 4,
                                          2006             2005
                                    ----------------------------------

Revenues                             $172,995  100.0% $128,956  100.0%
Costs and expenses:
Cost of sales                          44,525   25.7    32,670   25.3
Labor and benefits                     60,129   34.8    46,278   35.9
Occupancy and operating expenses       33,263   19.2    24,513   19.0
General and administrative             14,817    8.6     9,552    7.4
Depreciation and amortization           7,067    4.1     4,902    3.8
Restaurant opening expense              3,647    2.1     3,003    2.3
                                    ----------------------------------
Total costs and expenses              163,448   94.5   120,918   93.7
                                    ----------------------------------
  Income from operations                9,547    5.5     8,038    6.3

Other income:
Interest income, net                    1,089    0.6       762    0.6
Other income, net                          37      -       121    0.1
                                    ----------------------------------
Total other income                      1,126    0.6       883    0.7
                                    ----------------------------------
  Income before income taxes           10,673    6.1     8,921    7.0

Income tax expense                      3,650    2.1     2,885    2.2
                                    ----------------------------------

Net income                             $7,023    4.0%   $6,036    4.8%
                                    ==================================

Net income per share:
Basic                                   $0.31            $0.28
                                    ==========        =========

Diluted                                 $0.30            $0.26
                                    ==========        =========

Weighted average number of shares
 outstanding:
Basic                                  22,869           21,934
                                    ==========        =========

Diluted                                23,751           23,163
                                    ==========        =========



                  Selected Balance Sheet Information
                        (Dollars in thousands)

                                                October 3,
Balance Sheet Data (end of period):                2006     January 3,
                                                (unaudited)    2006
                                                ----------- ----------

Cash, cash equivalents and short-term
 investments                                       $29,780    $49,847

Total assets                                      $177,897   $163,958

Total long-term debt, including current portion         $-         $-

Shareholders' equity                              $140,534   $129,899



                        Thirteen Weeks Ended   Thirty-Nine Weeks Ended
                      ----------------------- ------------------------
                       October 3,  October 4,  October 3,   October 4,
Supplemental             2006        2005        2006         2005
 Information (1)
                      ----------- ----------- ------------ -----------

Comparable restaurant
 sales % change              5.3%        5.5%         6.0%        4.4%
Restaurants opened
 during period                 2           1            7           6
Restaurants open at
 period-end                   51          41           51          41
Restaurant operating
 weeks                       653         542        1,847       1,494


(1) Excludes the one licensed restaurant

    Reconciliation of Non-GAAP Financial Measures

    The following table illustrates the effect on net income and net income per share if the Company had applied the fair value recognition provisions of FAS 123R to all periods presented. This pro-forma non-GAAP financial information includes financial measures which the Company reconciles to the results reported in accordance with GAAP. The Company believes that pro-forma non-GAAP reporting for prior periods, giving effect to the adjustments shown in the reconciliation below, is useful to investors to permit them to compare the Company's results to prior periods using consistent assumptions regarding stock-based compensation. In addition, the Company believes that its competitors report similar non-GAAP financial information and, as a result, investors, analysts and others in the investment community expect such information to be reported as it allows them to better compare the Company's results with those of its competitors. The Company uses such non-GAAP financial measures to analyze and compare the performance of its core business. The pro-forma non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.


       (Unaudited, dollars in thousands except per share data)


                                         Thirteen Weeks Ended
                                    ------------------------------
                                     October 3,     October 4,
                                        2006            2005
                                    (As Reported)   (Pro Forma)
                                    ------------------------------

Net income before stock based
 compensation                       $2,655   4.2% $2,309      4.8%(a)
Stock based compensation:
  Labor and benefits                   (10)    -      (3)       -
  General and administrative          (425) (0.7)   (441)    (0.9)
  Tax benefit of stock based
   compensation                        152   0.2     160      0.3
                                    ------------------------ -----
Net income                          $2,372   3.7% $2,025      4.2%(b)
                                    ======================== =====

Basic net income per share:
  Net income before stock based
   compensation                      $0.11         $0.10 (a)
  Stock based compensation, net      (0.01)        (0.01)
                                    -------       -------
Basic net income per share           $0.10         $0.09 (b)
                                    =======       =======

Diluted net income per share:
  Net income before stock based
   compensation                      $0.11         $0.10 (a)
  Stock based compensation, net      (0.01)        (0.02)
                                    -------       -------
Diluted net income per share         $0.10         $0.08 (b)
                                    =======       =======


                                        Thirty-Nine Weeks Ended
                                    -------------------------------
                                      October 3,      October 4,
                                         2006            2005
                                     (As Reported)    (Pro Forma)
                                    -------------------------------

Net income before stock based
 compensation                        $7,869   4.4% $6,036      4.8%(a)
Stock based compensation:
  Labor and benefits                    (29)    -     (22)       -
  General and administrative         (1,273) (0.7) (2,405)    (1.9)
  Tax benefit of stock based
   compensation                         456   0.3     876      0.7
                                    ------------------------- -----
Net income                           $7,023   4.0% $4,485      3.6%(b)
                                    ========================= =====

Basic net income per share:
  Net income before stock based
   compensation                       $0.35         $0.28 (a)
  Stock based compensation, net       (0.04)        (0.08)
                                    --------       -------
Basic net income per share            $0.31         $0.20 (b)
                                    ========       =======

Diluted net income per share:
  Net income before stock based
   compensation                       $0.34         $0.26 (a)
  Stock based compensation, net       (0.04)        (0.07)
                                    --------       -------
Diluted net income per share          $0.30         $0.19 (b)
                                    ========       =======



(a) Represents net income and basic and diluted net income per share for the 2005 period under GAAP as reported in the Company's filings with the Securities and Exchange Commission.

(b) Represents pro-forma non-GAAP net income and basic and diluted net income per share for the 2005 period as if the Company had applied the fair value recognition provisions of FAS 123R to prior quarters.



    CONTACT: BJ's Restaurants, Inc.
             Greg Levin, 714-848-3747, ext. 240